Exhibit 4.9.1

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                                                             Rediscount Finance


                     FIRST AMENDED AND RESTATED SCHEDULE TO
                          SECOND AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


BORROWER:                  FLORIDA FINANCE GROUP INC.
                           LIBERTY FINANCE COMPANY
                           FIRST CHOICE AUTO FINANCE, INC.

ADDRESS:                   5200 S. WASHINGTON
                           TITUSVILLE, FLORIDA 32780-7316

BORROWER:                  SMART CHOICE RECEIVABLES HOLDING COMPANY

ADDRESS:                   P. O. BOX 50102
                           HENDERSON, NEVADA  89016

DATE:                      NOVEMBER 18, 1999


         This First Amended and Restated Schedule to Second Amended and Restated Loan and Security Agreement ("First Amended Schedule") is executed in conjunction with a certain Second Amended and Restated Loan and Security Agreement ("Agreement") dated November 9, 1998, and as an amendment and restatement of that certain Schedule to Second Amended and Restated Loan and Security Agreement, dated November 9, 1998 ("Schedule"), by and between FINOVA Capital Corporation, as Lender, and the above Borrowers, as Borrower. The terms and provisions of this First Amended Schedule shall supersede all prior schedules. All references to Section numbers herein refer to Sections in the Agreement.

1.A.     BORROWERS (SECTION 1).

                  All references to "Borrower" in any and all Loan Documents shall mean all Borrowers, as co-borrowers, jointly and severally, except as otherwise specifically set forth herein:

                           Florida Finance Group, Inc. -               "FFG" or "Lead Borrower"

                           Liberty Finance Company  -                  "Liberty"

                           Smart Choice Receivables Holding Company    "Smart Choice Receivables"

                           First Choice Auto Finance, Inc.             "First Choice"

                  The term "Receivable Borrowers" shall mean FFG, Liberty and Smart Choice Receivables.

                  The term "Inventory Borrower" shall mean First Choice.



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1.4      MODIFICATION TO THE DEFINITION OF "CHARGE OFFS" (SECTION 1.4)

                  The definition of "Charge Offs" is hereby deleted and the following is substituted in lieu thereof:

                           "1.4 CHARGE OFFS. The term "Charge Offs" shall mean the principal amount due pursuant to a Receivable on the date that Borrower charges off such Receivable as uncollectible, pursuant to Borrower's policies and/or procedures."

1.7 MODIFICATION OF THE DEFINITION OF "COLLATERAL PERFORMANCE PERCENTAGE (SECTION 1.7)

                  Section 1.7 of the Agreement is hereby deleted and the following is substituted in lieu thereof:

                           " 1.7 COLLATERAL PERFORMANCE PERCENTAGE. The term "Collateral Performance Percentage" shall mean, on any date of determination, the percentage determined by the aggregate of all of the outstanding balances, including accrued interest, for all Receivables that are thirty-one (31) days or more past due or are otherwise ineligible Receivables divided by the aggregate of all of the outstanding balances, including accrued interest, for all Receivables."

1.8      MODIFICATION OF THE DEFINITION OF "COLLATERAL RECOVERY RATE"
         (SECTION 1.8).

                  The definition of "Collateral Recovery Rate" is hereby deleted and the following is substituted in lieu thereof:

                           "1.8 COLLATERAL RECOVERY RATE. The term "Collateral Recovery Rate" shall mean, for any period of determination, (i) the total cash collected of principal payments from all Receivables (including but not limited to all principal cash proceeds from charge off recoveries, with such charge off recoveries calculated at actual sales price of vehicle sold at auction or, if vehicle is not sold at auction, at a value not greater than "average value" Black Book of such vehicle, pursuant to the most current edition of the "Black Book" as published by National Auto Research Division, Hearst Business Media Corporation, for the market area of Borrower ), divided by (ii) the sum of (a) the total cash collected of principal payments from all Receivables (excluding all cash proceeds from charge off recoveries) plus (c) the aggregate of all Charge Offs for that period."


1.13.A.  MAXIMUM MILEAGE OF ELIGIBLE INVENTORY (SECTION 1.13)

                  The term "Maximum Mileage of Eligible Inventory" shall not be applicable hereunder and shall not be a restriction with respect to an Eligible Inventory.

1.13.B.  MAXIMUM AGE OF ELIGIBLE INVENTORY (SECTION 1.13)

                  The term "Maximum Age of Eligible Inventory" shall not be applicable hereunder and shall not be a restriction with respect to an Eligible Inventory.


1.13.C.  MAXIMUM COST OF ELIGIBLE INVENTORY (SECTION 1.13)

                  The term "Maximum Cost of Eligible Inventory" shall not be applicable and shall not be a restriction with respect to an Eligible Inventory.


1.13.D.  MAXIMUM OWNERSHIP (SECTION 1.13)

                  The term "Maximum Ownership" shall mean one hundred twenty
                  (120) days from (i) the date of the invoice that evidences the purchase of each vehicle of Inventory by First Choice and
                  (ii) the date a repossessed or trade-in vehicle is listed in First Choice's inventory and ready for retail sale.


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1.14.A.  MAXIMUM AMOUNT OF AN ELIGIBLE RECEIVABLE (SECTION 1.14).

                  The term "Maximum Amount of an Eligible Receivable" shall mean the sum of Nineteen Thousand Dollars ($19,000.00) remaining due thereon at any date of determination.


1.14.B.  MAXIMUM TERM OF AN ELIGIBLE RECEIVABLE (SECTION 1.14).

                  The "Maximum Term of an Eligible Receivable" shall be Forty-Eight (48) months remaining until the due date of such Eligible Receivable at any date of determination.


1.14.C.  AGING PROCEDURES AND ELIGIBILITY TEST (SECTION 1.14.)

AGING PROCEDURES FOR A CONTRACTUAL AGING:

1.       No payment missed or due                    =  Current.

2.       1 to 30 days past due                       = "30 day Account".

3.       31 to 60 days past due                      = "60 day Account".

4.       61 or more days past due                    = "60 + day Account"


For the purpose only of calculating the aging of any Receivable hereunder, provided any such extension is after one hundred eighty (180) days of any Receivable from the origination date of such Receivable, Borrower may grant an Account Debtor one (1) extension of the principal portion of a monthly payment due on any Receivable within any twelve (12) month period that would allow such Receivable to avoid being classified in a different "past due or missed" payment category set forth above. All extensions within any twelve (12) month period in excess of one (1) will not be used to delay or defer aging of such Receivable. This extension exception shall be applicable to extensions granted on or after November 9, 1998.

ELIGIBILITY TEST:

The term "Eligibility Test" shall mean the test to determine the eligibility of a Receivable for the purposes of Section 1.14 hereof, that test, being as follows: no payment due on said Receivable remains unpaid more than sixty (60) days from the specific date on which such payment was due pursuant to the terms of said Receivable.

1.15     GUARANTOR (WHETHER ONE OR MORE) (SECTION 1.15)

                  SC Holdings, Inc.

                  Smart Choice Automotive Group, Inc. (formerly known as Eckler Industries, Inc.)

                  Crown Group, Inc. (limited)

1.40     ADDITIONAL DEFINITIONS (SECTION 1.40 AND 1.41)

                  The following definitions are hereby added to the Agreement:

                           "1.40 CASH SALES PERCENTAGE. The term "Cash Sales Percentage" shall mean the percentage determined by dividing the aggregate sales price of all sales that did not include a Receivable during the period of determination, by the aggregate sales price of all sales by Borrower during the same period of determination.

                           1.41 NET CASH FLOW. The term "Net Cash Flow" shall mean, for any period of determination, as reflected on the financial statements of Borrower supplied to Lender pursuant to Section 6.4, hereof, the result of (i) the sum of all cash receipts, including, all collections on Receivables, repossession recoveries, cash down payments and trade-ins values (with trade-ins and repossessions valued at actual sales price of


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                           sold vehicle at auction or, if vehicle is not sold at
                           auction, at a value not greater than "average value" Black Book of such vehicle, pursuant to the most current edition of the "Black Book" as published by National Auto Research Division, Hearst Business
                           Media Corporation, for the market area of Borrower), less (ii) the sum of all cash operating expenses, including, interest expenses and taxes and the "replacement cost of liquidated Receivables" (the "replacement cost of liquidated Receivables" shall be the amount equal to, for the period of determination,
                           (a) the percentage determined by dividing the aggregate actual cost of all vehicles sold during the period of determination by the aggregate sales price of all vehicles sold during the same period of determination, multiplied by (b) the aggregate principal payments received by Borrower and Charge Offs with respect to all Receivables during the period of determination)."

2.1.A.   AMOUNT OF REVOLVING CREDIT LINE (SECTION 2.1):

                  The Amount of Revolving Credit Line shall be One Hundred Million Dollars ($100,000,000.00)

                  The Amount of the Inventory Credit Line shall be Ten Million Dollars ($10,000,000.00)

2.1.B.   AVAILABILITY ON ELIGIBLE RECEIVABLES (SECTION 2.1):

                  The "Availability on Eligible Receivables" shall be an amount equal to the following:

                  (i) if the date of determination is before July 1, 2001, eighty-five percent (85%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, pursuant to the Eligible Receivables.

                  (ii) if the date of determination is on or after July 1, 2001, but before January 1, 2003, seventy-seven percent (77%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, pursuant to the Eligible Receivables.

                  (iii) if the date of determination is on or after January 1, 2003, but before January 1, 2004, seventy-five percent (75%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, pursuant to the Eligible Receivables.

                  (iv) if the date of determination is on or after January 1, 2004, seventy percent (70%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, pursuant to the Eligible Receivables.

                  Notwithstanding any provision contained in the Loan Documents to the contrary, upon the occurrence of any of the following events, Lender, in its sole and absolute discretion, may modify the Availability on Eligible Receivables advance percentage set forth above or the Availability on Eligible Inventory set forth in SCHEDULE SECTION 2.1.C.:

                  (a) the Collateral Recovery Rate is less than the following:

                           (1) seventy-three percent (73%), if the date of determination is on or before November 30, 2000, with the first period for which such the Collateral Recovery Rate is determined shall be the immediately preceding one (1) calendar month beginning with the month of November, 1999, and thereafter the period of determination shall increase one (1) calendar month for each calendar month subsequent to November, 1999, until the period of determination is the twelve (12) calendar months immediately prior to the date of determination,

                           (2) seventy-seven percent (77%), for the twelve (12) calendar month period immediately prior to any date of determination, if the date of determination is after November 30, 2000, but on or before November 30, 2001, and

                           (3) seventy-nine percent (79%) for the twelve (12) calendar month period immediately prior to any date of determination, if the date of determination is after November 30, 2001.

                  (b) on any date of determination, the Collateral Performance Percentage is greater than ten percent (10.0%)


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                  (c) for the twelve (12) calendar month period immediately
                  prior to any date of determination, the Cash Sales Percentage is greater than ten percent (10%), or

                  (d) the aggregate Net Cash Flow is less than One Dollar ($1.00), for the twelve (12) calendar months immediately preceding the date of determination, with each date of determination for the aggregate Cash Flow being the last day of each fiscal quarter, beginning the fiscal quarter ending October 31, 2000, (notwithstanding the foregoing to the contrary the first period of determination shall be the nine [9] months immediately preceding the fiscal quarter ending October 31, 2000, and thereafter each period of determination shall be the twelve [12] calendar months immediately preceding the date of determination).

2.1.C.   AVAILABILITY ON ELIGIBLE INVENTORY (SECTION 2.1)

                  The "Availability on Eligible Inventory" shall be the lesser of (i) the Amount of the Inventory Credit Line, or (ii) the aggregate amount with respect to all Eligible Inventory equal to the sum of (a) seventy percent (70%) of the invoice cost, as evidence by a bill of sale or other documents evidencing the purchase price of such Inventory from an entity that is not affiliated with Borrower or Guarantors, excluding trade-ins and repossessions and (b) with respect to trade-ins, repossessions (not withstanding the definition of "Eligible Inventory" set forth in the Agreement, repossessed Inventory shall be eligible if such Inventory otherwise meets the requirement of the definition of "Eligible Inventory") and Inventory purchased from an entity affiliated with Borrower or Guarantors, seventy percent (70%) of the actual value, but not greater than the "average value" Black Book of such Inventory (pursuant to the most current edition of the "Black Book" as published by National Auto Research Division, Hearst Business Media Corporation, for the market area of Borrower).

2.2.     STATED INTEREST RATE (SECTION 2.2).

                  The Receivables Stated Interest Rate shall be the lesser of
                  (i) the Governing Rate plus (a) if the date of determination is before July 1, 2001, two and one-quarter percent (2.25%) per annum, (b) if the date of determination is before January 1, 2003, but on or after July 1, 2001, two percent (2.00%) per annum, and (c) if the date of determination is on or after January 1, 2003, one and three-quarters percent (1.75%) per annum or (ii) the Maximum Rate.

                  The Inventory Stated Interest Rate shall be the lesser of (i) the Governing Rate plus (a) if the date of determination is before July 1, 2001, two and one-quarter percent (2.25%) per annum, (b) if the date of determination is before January 1, 2003, but on or after July 1, 2001, two percent (2.00%) per annum, and (c) if the date of determination is on or after January 1, 2003, one and three-quarters percent (1.75%) per annum or (ii) the Maximum Rate.

2.3.B.   MATURITY DATE (SECTION 2.3.C).

                  The primary term of this Agreement shall expire on November 30, 2004. If Borrower desires to extend the primary term or any term thereafter of this Agreement, Borrower shall give Lender notice of its intent to extend the term no earlier than one hundred and eighty (180) days and no later than one hundred and fifty (150) days prior to any expiration date of this Agreement. Upon the receipt by Lender of Borrower's notice to extend the term of this Agreement, if Lender desires to renew and extend the term of this Agreement, Lender shall give Borrower notice of Lender's intent to extend the term of this Agreement, within sixty (60) days of Lender's receipt of Borrower's notice to extend. If Lender does not give Borrower notice of Lender's intent to extend the term of this Agreement within the sixty (60) days period, then it shall be deemed that Lender does not intend to renew and extend the term of this Agreement. Notwithstanding the foregoing, the Borrower's obligation pursuant to this Agreement shall remain in full force and effect until the Indebtedness due and owing to Lender has been paid in full.

2.6.     LIQUIDATED DAMAGES (SECTION 2.6).

         The amount of "Liquidated Damages" shall be:

         (i) if on or before November 30, 2000, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to three percent (3%) of the Amount of the Revolving Credit Line;


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         (ii)     if on or before November 30, 2001, but after November 30,
                  2000, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to two percent (2%) of the Amount of the Revolving Credit Line;

         (iii) if on or before November 30, 2003, but after November 30, 2001, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to one percent (1%) of the Amount of the Revolving Credit Line;

          (iv) if before August 31, 2004, but after November 30, 2003, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to one-half percent (.50%) of the Amount of the Revolving Credit Line; and

         (v) if after August 31, 2004, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, the amount of Liquidated Damages shall be Zero Dollars ($0.00).

2.8.     MODIFICATION OF SECTION 2.8. (SECTION 2.8)

                  Section 2.8 of the Agreement is hereby deleted and the following is substituted in lieu thereof:

                  "2.8.    INTEREST AFTER DEFAULT        Upon the occurrence
                                                         and after the
                                                         continuation of an
                                                         Event of Default and
                                                         after sixty (60) days
                                                         prior written notice
                                                         from Lender, Borrower
                                                         shall pay Lender
                                                         interest on the daily
                                                         outstanding balance of
                                                         Borrower's loan
                                                         account at a rate per
                                                         annum which is greater
                                                         of (not to exceed the
                                                         Maximum Rate): (i) the
                                                         four percent (4%) in
                                                         excess of the highest
                                                         Stated Interest Rate
                                                         which would otherwise
                                                         be applicable thereto
                                                         pursuant to the
                                                         Schedule (SCHEDULE
                                                         SECTION 2.2), or (ii)
                                                         sixteen percent
                                                         (16%)."


2.14     TERMINATION FEE (SECTION 2.14).

                  None


3.2.     BUSINESS LOCATIONS OF BORROWER (SECTIONS 3.2, 3.6 AND 5.1.N.).

                  All locations are as set forth on the attach List of Locations


5.1.B.   BORROWER'S TRADENAMES (WHETHER ONE OR MORE)(SECTION 5.1.B.)

                  As set forth in List of Tradenames attached hereto


6.2.A.   LEVERAGE RATIO LIMIT (SECTION 6.2.J).

                  None.

6.2.B.   MINIMUM NET INCOME (SECTION 6.2.K).

                  Section 6.2.K of the Agreement is hereby deleted.


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6.2.C.   DISTRIBUTIONS LIMITATION (SECTION 6.2.L).

                  Maximum Distributions shall be seventy-five percent (75%) of Net Income of the fiscal year of Borrower in which such Distributions are made.

6.3.C.   ANNUAL FINANCIAL STATEMENTS (SECTION 6.3).

                  Annual consolidated audited financial statements, including PAACO Automotive Group, Inc. and Premium Auto Acceptance Corporation, shall be prepared by independent certified public accountants, reasonably acceptable to Lender.

8.1.     REIMBURSEMENT OF EXPENSES (SECTION 8.1).

                  None, except as otherwise set forth in the Loan Documents.

9.1.     NOTICES (SECTION 9.1).

                           Lender:     FINOVA Capital Corporation
                                       (copy each office below with all notices)

                                       CORPORATE FINANCE OFFICE:

                                       FINOVA Capital Corporation
                                       355 South Grand Avenue, Suite 2400
                                       Los Angeles, CA  90071
                                       Attn:  John J. Bonano, Senior Vice
                                         President
                                       Telephone:  (213) 253-1600
                                       Telecopy No.:  (213) 625-0268

                                       CORPORATE OFFICE:

                                       FINOVA Capital Corporation
                                       1850 N. Central Avenue
                                       Phoenix, AZ  85077
                                       Attn:  Joseph R. D'Amore, Senior Counsel
                                       Telephone:  (602) 207-4900
                                       Telecopy No.:  (602) 207-5543

                                       REDISCOUNT FINANCE OFFICE:

                                       FINOVA Capital Corporation
                                       13355 Noel Road, Suite 800
                                       Dallas, TX  75240
                                       Attn: Douglas M. Fraser (Account
                                         Executive)
                                       Telephone:  (972) 458-5600
                                       Telecopy No.:  (972) 458-5650

                  Borrower:            Florida Finance Group, Inc.
                                       Liberty Finance Company
                                       First Choice Auto Finance, Inc.
                                       5200 S. Washington
                                       Titusville, Florida 32780-7316
                                       Telephone: 407-269-9680
                                       Telecopy No.:407-268-2959


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                  Borrower:            Smart Choice Receivables Holding Company
                                       P. O. Box 50102
                                       Henderson, NV 89016
                                       Telephone: (702) 598-3738
                                       Telecopy No.: (702) 598-3651

                  Guarantors:          SC Holdings, Inc.
                                       Smart Choice Automotive Group, Inc.
                                       5200 S. Washington
                                       Titusville, Florida 32780-7316
                                       Telephone: 407-269-9680
                                       Telecopy No.:407-264-0376

                  Guarantor:           Crown Group, Inc.
                                       4040 North MacArthur Blvd., Suite 1000
                                       Irving, Texas 75038
                                       Telephone: (972) 717-3423
                                       Telecopy No.: (972) 719-4466
                                       Attn: Edward R. McMurphy, President
                                       with a copy to: T. J. Falgout, III,
                                       Executive Vice President and General
                                       Counsel


9.16.    AGENT FOR SERVICE OF PROCESS (SECTION 9.16).

                  Edward R. McMurphy, whose address is 4040 North MacArthur Blvd., Suite 1000, Irving, Texas 75038, with a copy to: T. J. Falgout, III, Executive Vice President and General Counsel.


     IN WITNESS WHEREOF, the parties have executed this Schedule on the day and year first set forth above.

                           LENDER:

                           FINOVA CAPITAL CORPORATION,
                           a Delaware corporation



                           By:
                                   Bradley R. Fisher, Vice President     (Date)


                           BORROWERS:

                           FLORIDA FINANCE GROUP INC.



                           By:                         President        (Date)
                                -----------------------



                           LIBERTY FINANCE COMPANY



                           By:                         President        (Date)
                                -----------------------


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                           SMART CHOICE RECEIVABLES HOLDING COMPANY



                           By:                         President        (Date)
                                -----------------------


                           FIRST CHOICE AUTO FINANCE, INC.



                           By:                         President        (Date)
                                -----------------------

                           GUARANTORS:

                           SC HOLDINGS, INC.



                           By:                         President        (Date)
                                -----------------------


                           SMART CHOICE AUTOMOTIVE GROUP, INC.



                           By:                         President        (Date)
                                -----------------------


                           CROWN GROUP, INC.



                           By:
                                   Edward R. McMurphy, President  (Date)


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